                                                                  EXECUTION COPY

                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                            KANA COMMUNICATIONS, INC.

                             KONG ACQUISITION CORP.

                                       AND

                                 NETDIALOG, INC.

                          Dated as of December 3, 1999

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----


AGREEMENT AND PLAN OF REORGANIZATION                                                                           1

ARTICLE 1 THE MERGER                                                                                           2

         1.1      The Merger...................................................................................2
         1.2      Effective Time...............................................................................2
         1.3      Effect of the Merger on Constituent Corporations.............................................2
         1.4      Articles of Incorporation and Bylaws of Surviving Corporation................................3
         1.5      Directors and Officers of Surviving Corporation..............................................3
         1.6      Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Outstanding
                  Securities of the Company....................................................................3
         1.7      Dissenting Shares............................................................................6
         1.8      Exchange Procedures..........................................................................7
         1.9      No Further Ownership Rights in Company Capital Stock.........................................8
         1.10     Lost, Stolen or Destroyed Certificates.......................................................8
         1.11     Exemption from Registration..................................................................9
         1.12     Further Action...............................................................................9

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY  AND SHAREHOLDERS                                      9

         2.1      Organization, Standing and Power.............................................................9
         2.2      Capital Structure............................................................................9
         2.3      Authority....................................................................................11
         2.4      Company Financial Statements.................................................................11
         2.5      Absence of Changes...........................................................................12
         2.6      Absence of Undisclosed Liabilities...........................................................14
         2.7      Litigation...................................................................................14
         2.8      Restrictions on Business Activities..........................................................14
         2.9      Governmental Authorization...................................................................14
         2.10     Title to Property............................................................................14
         2.11     Intellectual Property........................................................................15
         2.12     Manufacturing and Marketing Rights...........................................................16
         2.13     Taxes........................................................................................16
         2.14     Employee Benefit Plans.......................................................................16
         2.15     Certain Agreements Affected by the Merger....................................................19
         2.16     Employee Matters.............................................................................19
         2.17     Affiliate Transactions.......................................................................20
         2.18     Compliance With Laws.........................................................................20
         2.19     Minute Books.................................................................................20
         2.20     Complete Copies of Materials.................................................................20
         2.21     Brokers' and Finders' Fees...................................................................20

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----
         2.22     Support Agreements; Irrevocable Proxies......................................................20
         2.23     Vote Required................................................................................21
         2.24     Board Approval...............................................................................21
         2.25     [Reserved]...................................................................................21
         2.26     Contracts....................................................................................21
         2.27     No Breach of Contracts.......................................................................22
         2.28     Material Third Party Consents................................................................22
         2.29     Product Releases.............................................................................22
         2.30     Pooling of Interests.........................................................................22
         2.31     Representations Complete.....................................................................22
         2.32     Year 2000....................................................................................22
         2.33     Products Liability...........................................................................23
         2.34     Service Provider Agreements..................................................................23
         2.35     Foreign Corrupt Practices Act................................................................24

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB                                              24

         3.1      Organization and Qualification...............................................................24
         3.2      Authority Relative to this Agreement.........................................................24
         3.3      SEC Documents; Parent Financial Statements...................................................25
         3.4      No Conflicts.................................................................................26
         3.5      Information to be Supplied by Parent.........................................................26
         3.6      Ownership of Merger Sub; No Prior Activities.................................................26
         3.7      Investment Advisors..........................................................................26
         3.8      Tax-Free Reorganization......................................................................27
         3.9      Capitalization...............................................................................27
         3.10     Third-Party Consents.........................................................................27
         3.11     Disclosure...................................................................................27
         3.12     Third Party Beneficiaries....................................................................27

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME                                                                  27

         4.1      Conduct of Business of the Company...........................................................27
         4.2      No Solicitation..............................................................................28

ARTICLE 5 ADDITIONAL AGREEMENTS                                                                                28

         5.1      Information Statement; Restricted Stock......................................................28
         5.2      Shareholder Approval.........................................................................29
         5.3      Access to Information........................................................................30
         5.4      Confidentiality..............................................................................30
         5.5      Expenses.....................................................................................30
         5.6      Public Disclosure............................................................................31

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----
         5.7      Approvals....................................................................................31
         5.8      Notification of Certain Matters..............................................................31
         5.9      Pooling of Interests Accounting..............................................................31
         5.10     Company Affiliate Agreements.................................................................31
         5.11     Parent Affiliate Agreements..................................................................31
         5.12     Additional Documents and Further Assurances..................................................32
         5.13     Form S-8.....................................................................................32
         5.14     Company's Auditors...........................................................................32
         5.15     Additional Affiliate Agreements..............................................................32
         5.16     Directors' and Officers' Indemnification.....................................................32
         5.17     Benefit Arrangements.........................................................................33
         5.18     Treatment as Reorganization..................................................................33
         5.19     Registration of Parent Common Stock..........................................................33

ARTICLE 6 CONDITIONS TO THE MERGER                                                                             34

         6.1      Conditions to Obligations of Each Party to Effect the Merger.................................34
         6.2      Additional Conditions to Obligations of the Company..........................................34
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub............................35

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND  AGREEMENTS; ESCROW PROVISIONS                38

         7.1      Survival of Representations, Warranties, Covenants and Agreements............................38
         7.2      Escrow Provisions............................................................................38

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER                                                                    46

         8.1      Termination..................................................................................46
         8.2      Effect of Termination........................................................................46

ARTICLE 9 MISCELLANEOUS PROVISIONS                                                                             46

         9.1      Notices......................................................................................46
         9.2      Entire Agreement.............................................................................48
         9.3      Further Assurances; Post-Closing Cooperation.................................................48
         9.4      Waiver.......................................................................................48
         9.5      Third Party Beneficiaries....................................................................48
         9.6      No Assignment; Binding Effect................................................................48
         9.7      Headings.....................................................................................49
         9.8      Invalid Provisions...........................................................................49
         9.9      Governing Law................................................................................49
         9.10     Construction.................................................................................49

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----
         9.11     Counterparts.................................................................................49
         9.12     Specific Performance.........................................................................49

ARTICLE 10 DEFINITIONS                                                                                         49

         10.1     Definitions..................................................................................49


                              EXHIBITS & SCHEDULES

Exhibit A             Form of Support Agreement

Exhibit B-1           Form of California Agreement of Merger

Exhibit B-2           Form of Delaware Certificate of Merger

Exhibit C             Form of Shareholder Certificate

Exhibit D-1           Form of Parent and Merger Sub Officer's Certificates

Exhibit D-2           Form of Parent and Merger Sub Secretary's Certificates

Exhibit E             Matters to be Covered by Legal Opinion of Brobeck,
                      Phleger & Harrison LLP

Exhibit F-1           Form of Company Officer's Certificate

Exhibit F-2           Form of Company Secretary's Certificate

Exhibit G             Matters to be Covered by Legal Opinion of Venture Law
                      Group

Exhibit H-1           Form of Founder Non-Competition Agreement

Exhibit H-2           Form of Key Employee Non-Competition Agreement

Exhibit I             Form of Company Affiliate Agreement

Exhibit J             Form of Parent Affiliate Agreement

Exhibit K             Depositary Agent Fee Schedule

Exhibit L             Form of Lock-Up Agreement

Schedule A            Identified Risks

Schedule 2.10         List of Real Property

Schedule 2.11 List of Patents, Trademarks, Tradenames, Copyrights and Licenses

Schedule 2.14         Company Employee Plans

Schedule 2.16         List of Employees with H-1 Visas

Schedule 2.26         List of Material Contracts

Schedule 2.28         List of Material Third Party Consents

Schedule 2.29         List of Product Releases

Schedule 5.10         List of Company Affiliates

Schedule 5.11         List of Parent Affiliates

Schedule 6.3(l)       List of Key Employees

                                  AGREEMENT AND

                             PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 3, 1999, by and among KANA COMMUNICATIONS, INC. a Delaware corporation ("PARENT"), KONG ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and NETDIALOG, INC., a California corporation (the "COMPANY"), and with respect to Section 7.2 only, ChaseMellon Shareholder Services, L.L.C. as Depositary Agent (the "DEPOSITARY AGENT"), and Robert Obuch, as Shareholders' Agent (the "SHAREHOLDERS' AGENT"). Capitalized terms used and not otherwise defined herein have the meanings set forth in
Article 10.

                                    RECITALS

     A. The respective Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of Parent, Merger Sub and the Company and their respective shareholders that Parent acquire the Company through the merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. The Boards of Directors of each of Parent, Merger Sub and the Company have approved the Merger and this Agreement and the transactions contemplated hereby.

     C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock and Convertible Promissory Notes of the Company which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock of Parent ("PARENT COMMON STOCK") and (ii) all Company Options and Company Warrants then outstanding (whether vested or unvested) will become exercisable for Parent Common Stock, on the terms and subject to the conditions set forth herein.

     D. As an inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company have concurrently herewith entered into Support Agreements with Parent in substantially the form attached hereto as EXHIBIT A ("SUPPORT AGREEMENTS") pursuant to which, among other things, such shareholders have agreed to vote the shares of Company Capital Stock owned by them in favor of the Merger.

     E. Parent, Merger Sub and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

     F. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     G. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in ARTICLE 7 herein.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Code and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and wholly-owned subsidiary of Parent. The Company is sometimes referred to herein as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to
SECTION 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than two (2) Business Days following satisfaction or waiver of the conditions set forth in ARTICLE 6 at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a California Agreement of Merger (or like instrument), in substantially the form attached hereto as EXHIBIT B-1 (the "CALIFORNIA AGREEMENT OF MERGER"), with the Secretary of State of the State of California and the filing of a certificate of merger in substantially the form attached hereto as EXHIBIT B-2 (the "DELAWARE CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of California of such filing, or such later time agreed to by the parties and set forth in the California Agreement of Merger, being referred to herein as the "EFFECTIVE TIME").

     1.3 EFFECT OF THE MERGER ON CONSTITUENT CORPORATIONS. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.

          (a) The certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by such certificate of incorporation and applicable law.

          (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the certificate of incorporation and applicable law.

     1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     1.6 MAXIMUM NUMBER OF SHARES OF PARENT COMMON STOCK TO BE ISSUED; EFFECT ON OUTSTANDING SECURITIES OF THE COMPANY. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent as provided herein) in exchange for the acquisition by Parent of all shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time, all vested and unvested Company Options which are then outstanding, all other Options of the Company which are then outstanding, any Company Convertible Promissory Notes which are then outstanding, any other securities convertible into, or exchangeable for, Company Capital Stock and any other right to acquire Company Capital Stock or securities convertible into, or exchangeable for, Company Capital Stock., shall not exceed the Aggregate Share Number (as defined below). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options or Company Warrants. On the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent or Merger Sub, the Company or any holder of any Company security, the following shall occur:



          (a) CONVERSION OF COMPANY CAPITAL STOCK AND COMPANY CONVERTIBLE PROMISSORY NOTES. Subject to SECTION 1.6(e), at the Effective Time, each share of Company Capital Stock and each Company Convertible Promissory Note, which is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to SECTION 1.6(b) and any Dissenting Shares (as provided in SECTION 1.7)) will be canceled and extinguished and each share of Company Preferred Stock and Common Stock and each Company Convertible Promissory Note which is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive, that number of shares of Parent Common Stock equal to the Common Stock Exchange Ratio, the Preferred Stock Exchange Ratio or the Note Exchange Ratio, as the case may be. For purposes of this Agreement:

             (i) "AGGREGATE COMMON NUMBER" means 22,515,718 shares, which is the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon conversion of all shares of Company Preferred Stock and upon exercise, conversion or exchange of all unvested and vested Company Options and Company Warrants which are not exercised, converted, exchanged or expired as of the Effective Time).

             (ii) "AGGREGATE SHARE NUMBER" means 622,031 shares, which is the number of shares of Parent Common Stock equal to the quotient obtained by dividing the sum of ninety million (90,000,000) by $144.6875, which is the average of the last sale prices of Parent Common Stock as traded on the NNM for the four (4) trading days beginning on November 15, 1999 and ending on November 18, 1999 (the "CLOSING PRICE").

             (iii) "COMMON STOCK EXCHANGE RATIO" means 0.02763, which is the quotient obtained by dividing (x) the Aggregate Share Number minus the Preferred Share Number minus the Note Share Number by (y) the Aggregate Common Number less the number of shares of Company Preferred Stock outstanding as of the Effective Time.

             (iv) "NOTE EXCHANGE RATIO" is not applicable.

             (v) "NOTE SHARE NUMBER" means zero shares, which is the quotient obtained by dividing (i) the aggregate cash amount that (but for the waivers contemplated by Section 6.3(o)) would otherwise be due to be paid at the Effective Time pursuant to the Company Convertible Promissory Notes outstanding immediately prior to the Effective Time by (ii) the Closing Price.

             (vi) "PREFERRED SHARE NUMBER" means zero shares, which is the total number of shares of Parent Common Stock issued in connection with the Merger to holders of Company Preferred Stock.

             (vii) "PREFERRED STOCK EXCHANGE RATIO" is not applicable.

          (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Parent or the Company or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Merger Sub or the Company.

          (c) COMPANY OPTIONS AND COMPANY STOCK PLAN. At the Effective Time all unexpired and unexercised Company Options then outstanding, whether vested or unvested, shall be assumed by Parent in accordance with provisions described below.

             (i) At the Effective Time, each unexpired and unexercised Company Option issued pursuant to the NetDialog, Inc. 1997 Stock Plan adopted on August 18, 1997 (the "COMPANY STOCK PLAN") which is then outstanding, whether or not exercisable, whether or not vested, shall by virtue of the Merger be assumed by Parent together with the Company Stock Plan in such manner that (i) Parent is "assuming a stock option in a transaction to which Section

424(a) applied" within the meaning of Section 424 of the Internal Revenue Code, or (ii) such transaction, to the extent that Section 424 of the Internal Revenue Code does not apply to any such Company Options, would be a transaction within
Section 424 of the Internal Revenue Code. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), PROVIDED THAT (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the Company Capital Stock subject to such Company Option (rounded down to the nearest whole number of shares of Parent Common Stock) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series of Company Capital Stock subject to such Company Option (rounded up to the nearest whole cent). Parent shall, from and after the Effective Time, upon exercise of the Company Options in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby and shall, as promptly as practicable after the Effective Time, issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent.

             (ii) It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this SECTION 1.6(c) shall be applied consistent with this intent.

             (iii) At the Effective Time, Parent shall assume the Company's obligations, and shall be assigned the Company's repurchase rights and purchase options, under any Restricted Stock Purchase Agreements entered into pursuant to the Company Stock Plan. Any and all restrictions on the Company Restricted Stock issued pursuant to the Company Stock Plan or such other agreements which do not lapse in accordance with their terms (as such terms were in effect on the date of this Agreement) shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements, and any repurchase rights or purchase options which the Company has with respect to the Company Restricted Stock shall also continue in full force and effect until such repurchase rights or purchase options lapse pursuant to their terms.

             (iv) At the Effective Time, Parent shall assume all Company Warrants which have not expired or been exercised prior thereto. Each Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), PROVIDED THAT (A) such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the Company Capital Stock subject to such Company Warrant (rounded down to the nearest whole number of shares of Parent Common Stock) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series of Company Capital Stock subject to such Company Warrant (rounded up to the nearest whole cent). Parent shall, from and after the Effective Time, upon exercise of the Company Warrants in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby and shall, as promptly as practicable after the Effective Time, issue to each holder of an outstanding Company Warrant a document evidencing the foregoing assumption by Parent.

          (d) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.

          (f) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. From and after the Effective Time, each share certificate of Merger Sub theretofore evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to SECTION 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California Code.

          (b) Notwithstanding the provisions of SECTION 1.7(a) above, if any holder of shares of Company Capital Stock who demands purchase of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of
(i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in SECTION 1.6, without interest thereon, upon surrender to the Company of the certificate representing such shares in accordance with SECTION 1.8 of this Agreement.

          (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for purchase of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Company Capital Stock under the California Code. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of Company Capital Stock or offer to settle or settle any such demands.

     1.8 EXCHANGE PROCEDURES.

          (a) PARENT COMMON STOCK. On the Closing Date, Parent shall deposit with the Exchange Agent for exchange in accordance with this ARTICLE 1, the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to SECTION 1.6(e); PROVIDED, HOWEVER, that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Capital Stock.

          (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time (and in any event no later than ten (10) Business Days after the Effective
Time), the Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "CERTIFICATES") and which shares were converted into the right to receive shares of Parent Common Stock pursuant to SECTION 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to ARTICLE 7 hereof), to which such holder is entitled pursuant to SECTION 1.6 and cash in lieu of fractional shares, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
ARTICLE 7 hereof, Parent shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Depositary Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in ARTICLE 7. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and cash in lieu of fractional shares.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY CAPITAL STOCK. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this SECTION 1.8(c)) with respect to such whole shares of Parent Common Stock.

          (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE 1.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 EXEMPTION FROM REGISTRATION. The shares of Parent Common Stock to be issued pursuant to SECTION 1.6 in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of
Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. The shares of Parent Common Stock to be issued pursuant to SECTION
1.6 in connection with the Merger and the assumption by Parent of all Company Options pursuant to SECTION 1.6 hereof will be qualified under the California Code, pursuant to Section 25102(f) thereof.

     1.12 FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND SHAREHOLDERS

     Except as disclosed in the Company Disclosure Schedule, the Company and its shareholders, jointly and severally, represent and warrant to Parent and the Surviving Corporation as follows:

     2.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of the articles of incorporation and bylaws or other charter documents, as applicable, of the Company as amended to date, to Parent. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The Company does not own and never has owned directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, subsidiary, partnership, joint venture or other business association or entity.

     2.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock (the "Company Common Stock") and 17,000,000 shares of Preferred Stock, all of which are designated Series A Preferred Stock (the "Company Preferred Stock"), of which there are issued and outstanding, as of the date hereof, 5,000,527 shares of Company Common Stock and 15,156,051 shares of Company Preferred Stock, all of which 15,156,051 shares of Company Preferred Stock will be converted into shares of Company Common Stock immediately prior to the Effective Time of the Merger so that at the Effective Time there will be issued and outstanding 20,156,578 shares of Company Common Stock, no shares of Company Preferred Stock, 71,640 shares of Company Common Stock issuable upon exercise of all outstanding Company Warrants, 2,287,500 shares of Company Common Stock issuable upon conversion of all outstanding Company Options and no shares of Company Common Stock issuable upon conversion of outstanding Company Convertible Promissory Notes or other Company Equity Equivalents. As of the date hereof, there are 1,875,000 shares of the Company's capital stock outstanding unvested and subject to the Company's right of repurchase. There are no other outstanding shares of Company Capital Stock or voting securities and no outstanding commitments to issue any shares of Company Capital Stock or voting securities after October 31, 1999 other than pursuant to the exercise of options outstanding as of such date under the Company Stock Plan and pursuant to stock options granted by the Company's Board of Directors on December 2, 1999 (which number of option shares is included in the number of shares listed below as shares subject to outstanding, unexercised options). Section 2.2 of the Company Disclosure Schedule sets forth a complete capitalization table of the Company as of the date hereof, including the names, numbers and types of securities held by all holders of Company Capital Stock, securities convertible into, or exchangeable for, Company Capital Stock (including, without limitation, Company Options, Company Warrants and Company Convertible Promissory Notes) and other rights to acquire Company Capital Stock or securities convertible into, or exchangeable for, Company Capital Stock. Section 2.2 of the Company Disclosure Schedule also sets forth, with respect to any Company Options or Company Capital Stock subject to repurchase prior to vesting, the vesting commencement date and the schedule of vesting, and with respect to all Company Capital Stock, the purchase date and (if different) the holding period commencement period date for purposes of SEC Rule 144. All outstanding shares of the Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the close of business on the date hereof, the Company has reserved (i) sufficient shares of Company Common Stock for issuance upon conversion of the outstanding Company Preferred Stock and warrants, and (ii) 2,600,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the Company Stock Plan, of which 2,287,500 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. The Company will not issue or grant additional options under the Company Stock Plan except in the ordinary course of business consistent with past practice. Each share of Company Preferred Stock is convertible into one (1) share of Company Common Stock. Except for (i) the rights created pursuant to this Agreement and (ii) Company's right to repurchase any unvested shares under the Company Stock Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend, modify or enter into any such option, warrant, call, right, commitment or agreement. The consummation of the Merger shall not cause an acceleration in the vesting or lapse of any restriction or right of any of the Company's securities. Except as set forth on the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company Capital Stock (i) between or among the Company and any of its shareholders and (ii) to the

Company's knowledge, between or among any of the Company's shareholders. The terms of the Company Stock Plan and the applicable stock option agreements and the warrants and warrant agreements permit the assumption or substitution of options or warrants, as applicable, to purchase Parent Capital Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Company shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. All outstanding shares of Company Common Stock and Company Preferred Stock were issued in compliance with all applicable federal and state securities laws.

     2.3 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the other agreements attached as exhibits hereto (the "Ancillary Agreements"), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders as contemplated by
Section 6.1(d). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in (i) any material violation of any provision of the articles of incorporation or bylaws of the Company, as amended, or (ii) any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the California Agreement of Merger as provided in
Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4 COMPANY FINANCIAL STATEMENTS. The Company has delivered to Parent its audited financial statements on a consolidated basis for the year ended December 31, 1998 and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the fiscal year ended on the Company Balance Sheet Date (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Company Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Company maintains and will continue to maintain until the Effective Time a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.5 ABSENCE OF CHANGES. Since the Company Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice. In addition, since the Company Balance Sheet Date, there has not occurred:

          (i) any change, event or condition (whether or not covered by insurance) that shall result in, or might reasonably be expected to result in, a Material Adverse Effect to the Company;

          (ii) any acquisition, sale or transfer of any material asset of the Company;

          (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets, any change in any material election in respect of Taxes, adoption or change of any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

          (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock, except repurchases of its capital stock pursuant to agreements existing on November 12, 1999 with the Company's employees and consultants upon their departure from the Company;

          (v) any issuance or sale of any shares of Company Capital Stock or securities convertible into or exchangeable for Company Capital Stock, except for shares of Company Capital Stock issued upon the exercise of options, warrants or other rights to purchase Company Capital Stock existing on November 12, 1999;

          (vi) any agreement entered into by the Company with respect to the Intellectual Property of the Company or any third party, other than licenses by the Company to its customers entered into in the ordinary course of the Company's business and purchases or licenses of off-the-shelf software for employee use;

          (vii) any contract entered into by the Company with respect to a Business Combination;

          (viii) any indebtedness or any other liability in excess of $25,000 incurred or guaranteed by the Company;

          (ix) any material contract entered into by the Company, or any material amendment or termination of, or default under, any material contract to which the Company is a party or by which it is bound;

          (x) any termination by the Company of any its employees;

          (xi) any amendment or change to the Company Restated Articles or the Bylaws of the Company;

          (xii) other than in the ordinary course of business consistent with past practice, any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees;

          (xiii) any transaction with any officer, director, Affiliate or Associate of the Company, other than pursuant to any Contract disclosed to Parent pursuant to (and so identified in) Section 2.5(xiii) or 2.17 of the Company Disclosure Schedule;

          (xiv) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or in an amount exceeding fifty thousand dollars ($50,000) individually or one hundred fifty thousand dollars ($150,000) in the aggregate;

          (xv) any failure to pay or otherwise satisfy any Liabilities presently due and payable of the Company except such Liabilities which are being contested in good faith by appropriate means or proceedings and which are immaterial in amount;

          (xvi) any failure to renew any insurance policy, any cancellation or material amendment of any insurance policy of the Company or any failure to give any required notice or make any claim (if any) under all such policies in a timely fashion;

          (xvii) any failure to procure, maintain, renew, extend or enforce any Intellectual Property, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

          (xviii) any Action or Proceeding commenced or, to the knowledge of the Company, threatened by or against the Company;

          (xix) any transfer (by way of a License or otherwise) to any Person of rights to any Intellectual Property (including, without limitation, source code licenses) other than non-exclusive transfers of object code to the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

          (xx) any other action outside the ordinary course of the Company's business that would reasonably be expected to be materially detrimental to the Company's business prospects; or

          (xxi) any discussion with third parties, negotiation or agreement or any acquiescence in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.6 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Company Balance Sheet,
(ii) those not required to be set forth in the Company Balance Sheet under generally accepted accounting principles and (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice.

     2.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Company. The Company Disclosure Schedule also lists all litigation that the Company has pending against other parties.

     2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted by the Company.

     2.9 GOVERNMENTAL AUTHORIZATION. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental or Regulatory Authority (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.10 TITLE TO PROPERTY. Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of the Company that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. SCHEDULE 2.10 identifies each parcel of real property owned or leased by the Company.

     2.11 INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property that is used or currently proposed to be used in the business of the Company as currently conducted or as currently proposed to be conducted by the Company. The Company has not (i) licensed any of its Intellectual Property in source code form to any party or
(ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

          (b) SCHEDULE 2.11 lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are incorporated in, are, or form a part of any Company product.

          (c) To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any Intellectual Property right of any third party to the extent licensed by or through the Company by any third party, including any employee or former employee of the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

          (g) The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company other than those which have been assigned to the Company.

          (h) Pursuant to various agreements or pursuant to its own development, the Company acquired the exclusive right, title and interest in and to any and all technology marketed, offered, sold or licensed by the Company (whether currently, in the past or currently proposed). The Company has secured all third party consents and assignments required to be obtained in connection with such transfer to the Company.

     2.12 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     2.13 TAXES. The Company and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of the Company is currently being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which shareholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of the Code.

     2.14 EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 2.14 lists, with respect to the Company, and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b),
(c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of ERISA, (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans").

          (b) The Company has furnished to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed since inception. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter, opinion, advisory or notification as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter, opinion, advisory or notification (or has time remaining in which to apply for such a determination letter, opinion, advisory or notification) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter, opinion, advisory or notification and to make any amendments necessary to obtain a favorable determination. The Company has also furnished Parent with the most recent Internal Revenue Service determination letter, opinion, advisory or notification issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

          (c) (i) None of the Company Employee Plans promise or provide retiree medical or other retiree welfare benefits to any person (except as may be required by COBRA); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code (except with respect to a prohibited transaction exempt under Section 4975 of the Code or Section 408 of ERISA), with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect;
(iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on the Company, and the Company and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither the Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by the Company or ERISA Affiliate to any Company

Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither the Company nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan except as would not have in the aggregate a Material Adverse Effect on the Company. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

          (d) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder (to the knowledge of the Company and through the services of a third party administrator), (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company or any ERISA Affiliate to severance benefits or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider (except as required under Section 411(d)(3) of the Code).

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the per capita expense of maintaining such Plan above the level of per capita expense incurred with respect to that Plan for the most recent fiscal year included in the Company Financial Statements.

          (g) The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code.

          (h) Neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

     2.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company, (ii) materially increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.16 EMPLOYEE MATTERS. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any material respect in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. The Company is not a party to any collective bargaining agreement or other labor unions contract nor does the Company know of any activities or proceedings of any labor union or efforts to organize any such employees. Since November 1, 1999, no employees of the Company have given notice to the Company, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company. There are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between the Company and any of its employees. The Company does not have any obligation (a) to provide any particular form or period of notice prior to termination except such obligations as are imposed by law generally or (b) to pay any of such employees any severance benefits in connection with their termination of employment service. In addition, no severance pay will become due to any Company employees or other service providers in connection with the Merger, as a result of any Company agreement, plan or program. The Company is in compliance with the Immigration Control and Reform Act of 1986 and has verified employment eligibility and obtained completed I-9 forms for each of its employees. Set forth on Schedule 2.16 is a list of all of the Company's employees requiring H-1 visas.

     2.17 AFFILIATE TRANSACTIONS. Except as disclosed in Section 2.5(xiii) or
2.17 of the Company Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, shareholder, or to the Company's knowledge, any Affiliate or Associate of the Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, except for such items as secretarial services, office space and the like, which are provided to employees in the ordinary course of business, (iii) neither the Company nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate. Insurance. The Company has policies of insurance and bonds of the type and in amounts which the Company believes are adequate given the business or assets of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.18 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on the Company.

     2.19 MINUTE BOOKS. The minute books of the Company made available to Parent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.20 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.

     2.21 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.22 SUPPORT AGREEMENTS; IRREVOCABLE PROXIES. Holders of at least 95% of the shares of Company Capital Stock issued and outstanding as of the record date for the Company Shareholder Action have agreed in writing to approve the Merger pursuant to Support Agreements and pursuant to Irrevocable Proxies attached thereto as EXHIBIT A ("IRREVOCABLE PROXIES").

     2.23 VOTE REQUIRED. The affirmative vote of holders of at least a majority of the shares of Company Common Stock outstanding on the record date set for determining the shareholders of the Company entitled to vote on the Merger and the affirmative vote of holders of at least two-thirds (2/3) of the shares of Preferred Stock outstanding on the record date set for determining the shareholders of the Company entitled to vote on the Merger is necessary to approve this Agreement and the transactions contemplated hereby.

     2.24 BOARD APPROVAL. The Board of Directors of the Company has unanimously
(i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve this Agreement and the Merger.

     2.25 [RESERVED].

     2.26 CONTRACTS. Except for the Contracts described in SCHEDULE 2.26, the Company is not a party to or bound by any material contract (each a "Contract"), including without limitation:

          (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

          (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

          (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

          (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

          (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

          (f) any contract which requires the Company to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

          (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 over the life of the contract;

          (h) any contract with any person with whom the Company does not deal at arm's length within the meaning of the Internal Revenue Code; or

          (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

     2.27 NO BREACH OF CONTRACTS. The Company has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Contract. Each of the Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or to the Company's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Contract. True, correct and complete copies of all Contracts have been delivered to Parent.

     2.28 MATERIAL THIRD PARTY CONSENTS. SCHEDULE 2.28 includes every contract which requires a third party consent by nature of the Merger and which, if no notation occurs to make Parent a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Parent's ability to operate the Company's business in the same manner as the business was operated by the Company prior to the Effective Time.

     2.29 PRODUCT RELEASES. The Company has provided Parent a Schedule of Product Releases, which Schedule is attached hereto as SCHEDULE 2.29. The Company believes there is a reasonable basis for achieving the release of products on the schedule described in SCHEDULE 2.29 and is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

     2.30 POOLING OF INTERESTS. Neither the Company, nor, to the knowledge of the Company, any of its directors, officers or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests transaction.

     2.31 REPRESENTATIONS COMPLETE. The Company has provided Parent with all the information reasonably available to it that Parent has requested for deciding whether to enter into this Agreement and all information that the Company believes is reasonably necessary to enable Parent to make such a decision. None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company to Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.32 YEAR 2000. All computer software products that are licensed, sold or otherwise distributed to others by the Company and to the best of the Company's knowledge, after due inquiry, all computer software products that are owned by the Company, exclusively licensed to the Company or are otherwise required for the conduct of its business (collectively, "SOFTWARE") are Year 2000 Compliant. As used herein, "YEAR 2000 COMPLIANT" shall mean, with respect to any such Software, the ability of such Software to perform the following date-related functions:

          (a) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

          (b) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

          (c) respond to two-digit date input in a way that resolves any ambiguity as to the century; and

          (d) store and provide output of date information in ways that are unambiguous as to century.

     2.33 PRODUCTS LIABILITY. There are no claims against the Company, fixed or contingent, asserting (a) any damage, loss or injury caused by any product or
(b) any breach of any express or implied product warranty or any other similar claim with respect to any product other than standard warranty obligations (to replace, repair or refund) made by the Company in the ordinary course of business, except for those claims that, if adversely determined against the Company, would not have a Material Adverse Effect. As used herein, "product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by the Company.

     2.34 SERVICE PROVIDER AGREEMENTS. To the Company's knowledge, no service provider of the Company is in violation of any term of any employment agreement (whether written or verbal), patent or trademark disclosure agreement, or any other contract or agreement relating to the relationship of any such service provider with the Company or any other party (including prior employers), or any term of any judgment, decree or order, because of the nature of such relationship to the Company, and resulting in a Material Adverse Effect on the Company. Each current service provider of the Company has executed a proprietary information and inventions agreement (or similar agreement) with the Company in the form then being used by the Company, which forms have been previously delivered to Parent by the Company. The Company has the rights to any and all Intellectual Property Rights developed by each such former service provider while providing services to the Company. Each employee or consultant-inventor has executed a written agreement validly assigning his or her rights to the Company on all inventions, pending patent applications, all patents issued, and all other intellectual property rights developed by such service provider while working for or on behalf of the Company to the extent that the failure to obtain such written agreements is material to the business condition or future prospects of the Company. To the extent the Company has ever utilized consultants or independent contractors, each consultant or independent contractor has executed a written agreement, validly assigning to the Company his or her rights in and to all copyrights and works of authorship relating to products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by the Company and its business to the extent that the failure to obtain such written agreements is material to the business condition or future prospects of the Company. To the Company's knowledge, none of the Company's service providers is in violation of the foregoing agreements. None of the Company's current service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would materially conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to the Company. It is not now and the Company is not aware that it will be necessary for the Company to utilize any inventions material to the business condition or future prospects of the Company of any of its service providers (or people it currently intends to hire) made prior to their employment by or relationship with the Company, that are material to the business condition or future prospects of the Company.

     2.35 FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as specifically disclosed with respect to specific sections of this ARTICLE 3 in the Parent Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub. Neither Parent or Merger Sub is in material violation of any of the provisions of its certificate of incorporation or bylaws.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and shareholder action of Parent and Merger Sub, and no other corporate action on the part of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Parent or Merger Sub is a party has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization and the valid execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the California Agreement of Merger as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or Merger Sub and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     3.3 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since September 21, 1999, and provided all documents filed since November 24, 1999, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC and if filed after November 24, 1999, provided to the Company. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, Parent has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent Parent Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP. Parent has filed all SEC Documents required to be filed by it under the Exchange Act and the Securities Act in a timely manner.

     3.4 NO CONFLICTS. The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance by Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Parent or Merger Sub;

          (b) conflict with or result in a violation or breach of any Law or Order applicable to Parent or Merger Sub or their respective Assets or Properties;

          (c) except as would not have a Material Adverse Effect on Parent, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under,
(vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Parent or Merger Sub or any of their respective Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Parent or Merger Sub is a party or by which any of their Assets and Properties are bound.

     3.5 INFORMATION TO BE SUPPLIED BY PARENT. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's shareholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Action which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.6 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.7 INVESTMENT ADVISORS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent or Merger Sub.

     3.8 TAX-FREE REORGANIZATION. To the knowledge of Parent after Good Faith Consultation with Parent's independent accountants and Parent's legal counsel, neither Parent nor any of its directors, officers or shareholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     3.9 CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value per share, 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which 27,074,948 shares of Common Stock, and no shares of Preferred Stock were issued and outstanding as December 1, 1999. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable. Based upon, and subject to (i) the representations, warranties and covenants of the Company set forth herein and (ii) the representations, warranties and covenants of the Company Shareholders set forth in the Shareholder Certificates, the shares of Parent Common Stock to be issued pursuant to the Merger if issued in accordance with the terms of this Agreement, will be issued in compliance with all applicable federal securities laws.

     3.10 THIRD-PARTY CONSENTS. Neither Parent nor Merger Sub is required to obtain from any third party any consent, waiver or approval for the consummation of the Merger (other than consents which will be obtained at or prior to the Closing and consents, the absence of which could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub or to prevent the consummation of the transactions contemplated by this Agreement).

     3.11 DISCLOSURE. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including Parent Disclosure Schedule, or certificate furnished by Parent or Merger Sub to the Company or the Company Shareholders or, when all such documents are read together in their entirety, contains or will contain at the Effective Time or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

     3.12 THIRD PARTY BENEFICIARIES. The Company Shareholders shall be third party beneficiaries of the representations and warranties of Parent and Merger Sub made in this Article 3.

                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless Parent shall give its prior consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the ordinary course consistent with the Company's fiscal year 1999 budget provided prior to the date of this Agreement to Parent, to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, take, or agree in writing or otherwise to take, any of the actions described in SECTION 2.5 of this Agreement, or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     4.2 NO SOLICITATION. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of SECTION 8.1 hereof, the Company will not take, nor will the Company permit any of its directors, officers, agents, employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "REPRESENTATIVES") to (directly or indirectly): (i) solicit, encourage, initiate, entertain, review or participate in any negotiations or discussions with respect to an offer or proposal, oral, written, or otherwise, formal or informal to acquire all or any part of Company, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise, (ii) disclose any information not customarily disclosed to any Person concerning Company and which Company believes would be used for the purposes of formulating any such offer or proposal, (iii) assist, cooperate with, facilitate or encourage any Person to make any offer or proposal to acquire all or any part of Company (directly or indirectly) (a "COMPETING PROPOSED TRANSACTION"), (iv) other than affiliates, agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving a Competing Proposed Transaction, or (v) authorize or permit any of Company's Representatives to take any such action. Company shall notify Parent as promptly as practical if any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding a Competing Proposed Transaction is made or is outstanding on the date hereof, such notice to include the identity of the Person proposing such Competing Proposed Transaction and the terms thereof, and shall keep Parent apprised, on a current basis of the status of any such Competing Proposed Transaction and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Parent conducted heretofore with respect to any Competing Proposed Transaction.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

     5.1 INFORMATION STATEMENT; RESTRICTED STOCK.

          (a) The Company has prepared, with the cooperation of Parent, an information statement (the "INFORMATION STATEMENT") for the shareholders of the Company to approve this Agreement, the California Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement constitutes a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall have used reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company has provided to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, and in any amendments or supplements thereto, and has caused its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement contains the recommendation of the Board of Directors of the Company that the Company shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company has not included in (and shall not include in any amendment to) the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

          (b) Parent and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Parent Common Stock to be issued pursuant to SECTION 1.6 in a private placement pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder, on terms and conditions that are reasonably satisfactory to Parent. The parties hereto acknowledge and agree that: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each shareholder of the Company a Shareholder Certificate in the form attached hereto as EXHIBIT C (or such other form as shall be reasonably satisfactory to Parent) and that Parent will be relying upon the representations made by each shareholder of the Company in the applicable Shareholder Certificate in connection with the issuance of Parent Common Stock to such shareholder, (ii) the shares of Parent Common Stock so issued pursuant to SECTION 1.6 will not be registered under the Securities Act at the Effective Time and will constitute "restricted securities" within the meaning of the Securities Act until such time as they are subsequently registered under the Securities Act or are otherwise transferable pursuant to an exemption from the registration requirements thereof; and (iii) the certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

     5.2 SHAREHOLDER APPROVAL. The Company has given written notice of this Agreement and the Company Shareholders Action to all Company shareholders and has used its best efforts to take all other action necessary in accordance with California Law and its articles of incorporation and bylaws to secure the written consent of all of its shareholders. The Company shall not take any action to encourage the withdrawal of any such consent prior to the

Effective Time. The materials which have been submitted to the shareholders of the Company in respect of the Merger have been subject to prior review and comment by Parent and have included information regarding the Company, the terms of the Merger and this Agreement, the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated hereby and such other documents (including the Shareholder Certificate) in order to satisfy the applicable the requirements of the Securities Act and SEC rules and regulations promulgated thereunder in connection with the issuance and sale of Parent Company Stock in the Merger.

     5.3 ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (i) give Parent, Merger Sub and their respective officers, employees, accountants and counsel reasonably full access to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location; (ii) permit Parent and Merger Sub to make such inspections as they may reasonably require; (iii) cause its officers to furnish Parent and Merger Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as Parent and Merger Sub from time to time may reasonably request, including financial statements and schedules; (iv) allow Parent and Merger Sub the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Parent and Merger Sub in the development of integration plans for implementation by Parent and the Surviving Corporation following the Effective Time; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

     5.4 CONFIDENTIALITY. The parties acknowledge that Parent and the Company have previously executed a non-disclosure agreement (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Parent, Merger Sub and their respective officers, employees, accountants and counsel by the Company, and all information furnished to the Company by Parent and its respective officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreement, and Parent and the Company shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries (including Merger Sub), officers, employees, accountants and counsel.

     5.5 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; PROVIDED, that, if the Merger is consummated, Parent agrees to pay Third Party Expenses of up to $50,000 (excluding fees set forth on Schedule 5.5) incurred by the Company and the Company agrees that Parent will have full recourse to the Escrow Fund pursuant to Article 7 for payment of Third Party Expenses in excess of $50,000 (excluding fees set forth on Schedule 5.5) whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

     5.6 PUBLIC DISCLOSURE. Unless otherwise required by Law (including federal and state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; PROVIDED, HOWEVER, that such approval shall not be unreasonably withheld or delayed.

     5.7 APPROVALS. Parent and the Company shall use all commercially reasonable efforts required to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Parent and the Company shall provide each other with such assistance and information as is reasonably required to obtain such Approvals.

     5.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9 POOLING OF INTERESTS ACCOUNTING. The Company, Parent and Merger Sub have used and shall continue to use their respective best efforts (i) to allow the business combination to be effected by the Merger to be accounted for as a Pooling of Interests from and after the Effective Time, and (ii) to cause their respective employees, directors, shareholders, Affiliates and Associates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a Pooling of Interests from and after the Effective Time.

     5.10 COMPANY AFFILIATE AGREEMENTS. SCHEDULE 5.10 sets forth those persons who, in the Company's reasonable judgment, after consultation with legal counsel and accounting advisors, are or could reasonably be expected to be deemed to be Affiliates of the Company. Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Company prior to the Closing an executed Company Affiliate Agreement, in the form attached hereto as EXHIBIT I from each of the Company Affiliates contemporaneously with the execution and delivery of this Agreement.

     5.11 PARENT AFFILIATE AGREEMENTS. SCHEDULE 5.11 sets forth those persons who, in Parent's reasonable judgment, after consultation with legal counsel and accounting advisors, are or could reasonably be expected to be deemed to be Affiliates of Parent. Parent shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Parent Affiliates, an executed Parent Affiliate Agreement, in the form attached hereto as EXHIBIT J from each of the Parent Affiliates contemporaneously with the execution and delivery of this Agreement.

     5.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, has used and shall use all requisite commercially reasonable efforts to execute and deliver such other instruments (including the execution by Company of the resolution and amendment to terminate Company's 401(k) Plan prior to Closing) and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger; PROVIDED, HOWEVER, that Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval, except statutory or regulatory fees in connection with approvals from any Government or Regulatory Authority) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.13 FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8 prior to the expiration of the lock-up period set forth in the form of Lock-Up Agreement attached hereto as EXHIBIT L.

     5.14 COMPANY'S AUDITORS. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers including the examination of selected audited financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

     5.15 ADDITIONAL AFFILIATE AGREEMENTS. Each of the Company and Parent agrees that if any Person would have been a Company Affiliate or Parent Affiliate had such Person been a shareholder of the Company or Parent, respectively, as of the date of this Agreement, the Company or Parent, as appropriate, shall use commercially reasonable efforts to cause such person to execute and deliver to the Company or Parent a Company Affiliate Agreement or Parent Affiliate Agreement, as appropriate, promptly upon such Person attaining such status.

     5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION. From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers existing prior to the date hereof (copies of which have been provided to Parent).

          (a) Parent shall (i) assume, as of the Effective Time, and shall perform, for a period of three (3) years from and after the Effective Time, all obligations of the Company under Article IV of the Company Restated Articles and
Article VI of the Bylaws of the Company, in each case as such instruments were in effect on the date hereof and whether or not such instruments have thereafter been amended or repealed, and (ii) shall pay all amounts that become due and payable under such provisions (or would become due under such provisions if such provisions had remained in force during such three-year period).

          (b) This SECTION 5.16 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Company and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified persons.

          (c) Notwithstanding anything to the contrary in this SECTION 5.16, Parent and the Surviving Corporation shall not be liable for any amounts payable to an indemnified person resulting from any claim or action brought by such indemnified person of the Company or any of their Affiliates.

          (d) The Company hereby represents and warrants to Parent that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

     5.17 BENEFIT ARRANGEMENTS. Parent and the Company agree that, following the Effective Time, Parent will provide (or will cause the Company to provide) benefits to the Company's employees as of the Effective Time (other than with respect to contributions by the Company to the Company 401(k) Plan, as to which no comparable contributions are made by Parent) that are at least as favorable, taken as a whole, as the benefits currently provided to employees of Parent performing functions similar to those to be performed by such Company employees after the Effective Time. From and after the Effective Time, Parent shall grant Company employees as of the Effective Time credit for all service (to the same extent as service with Parent is taken into account with respect to similarly situated employees of Parent) with the Company prior to the Effective Time for
(i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with the Company was service with Parent. Parent and the Company agree that where applicable with respect to any medical or dental benefit plan of Parent, Parent shall provide that any covered expenses incurred on or before the Effective Time by a Company employee or a Company employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent.

     5.18 TREATMENT AS REORGANIZATION. Neither Parent nor Merger Sub nor the Company shall take any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

     5.19 REGISTRATION OF PARENT COMMON STOCK. Parent shall prepare and file a registration statement covering the non-underwritten resale of the shares of Parent Common Stock issued in the Merger (excluding such shares as are resaleable without restriction under the Securities Act pursuant to any exemption therefrom) and shall use its reasonable best efforts to cause such registration statement to become effective not later than August 13, 2000 and to remain effective until the first anniversary of the Closing Date. Any such registration shall be subject to the normal terms and conditions used in connection with resale prospectuses as may be required by any underwriters or under applicable rules and regulations of the SEC, NASD or other regulatory authorities.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) GOVERNMENTAL AND REGULATORY APPROVALS. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated by this Agreement shall have been timely obtained (other than with respect to the receipt of Parent Common Stock by a shareholder of the Company) or shall have expired or been terminated.

          (b) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations.

          (c) TAX OPINIONS. Parent and the Company shall each have received written opinions from their counsel, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)of the Internal Revenue Code.
 The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (d) SHAREHOLDER APPROVAL. The Merger shall have been approved by the written consent of holders of at least ninety-five percent (95%) of the Company Capital Stock issued and outstanding on the record date set for determining shareholders of the Company entitled to vote upon the Merger.

          (e) OPINION OF ACCOUNTANTS. Parent and the Company shall each have received letters, dated on or prior to the Closing Date, from KPMG LLP and Ernst & Young LLP regarding those firms' concurrence with Parent management's and Company management's conclusions, respectively, as to the appropriateness of accounting for the Merger as a Pooling of Interests if the Merger is closed and consummated in accordance with this Agreement.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date, except where the failure to be true and correct could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent or Merger Sub.

          (b) PERFORMANCE. Parent and Merger Sub shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub at or before the Closing.

          (c) OFFICERS' CERTIFICATES. Parent and Merger Sub shall have delivered to the Company certificates, dated the Closing Date and executed by their respective President and Chief Executive Officers, substantially in the forms set forth in EXHIBIT D-1 hereto, and certificates, dated the Closing Date and executed by the Secretary of Parent and Merger Sub, substantially in the forms set forth in EXHIBIT D-2 hereto.

          (d) LEGAL OPINION. The Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, legal counsel to Parent and Merger Sub, as to the matters set forth on EXHIBIT E hereto.

          (e) QUALIFICATION AS A PRIVATE PLACEMENT. The parties shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to SECTION 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

          (f) PARENT AFFILIATE AGREEMENT. Each Parent Affiliate shall have executed and delivered to the Company and Parent a Parent Affiliate Agreement in the form attached hereto as EXHIBIT J which agreement shall be in full force and effect.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; and any representation or warranty made as of a specified date earlier than the Closing Date shall be true and correct in all material respects (if not qualified by materiality) and in all respects

(if qualified by materiality) on and as of such earlier date, except where the failure to be true and correct could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (b) PERFORMANCE. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

          (c) OFFICERS' CERTIFICATES. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of the Company, substantially in the form set forth in EXHIBIT F-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in EXHIBIT F-2 hereto.

          (d) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.28 of the Disclosure Schedule (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation).

          (e) LEGAL OPINION. Parent shall have received a legal opinion from Venture Law Group, legal counsel to the Company, as to the matters set forth on EXHIBIT G hereto.

          (f) NON-COMPETITION AGREEMENTS. Each of Joseph Fantuzzi and Frank Galdes shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT H-1 and each of Mark Ericson and Don Whitt shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT H-2, and all of such Non-Competition Agreements shall be in full force and effect.

          (g) LIMITATION ON DISSENT. The holders of at least 95% of the outstanding shares of Company Capital Stock shall have consented to the Merger in writing or otherwise acted in such a way as to waive or terminate any dissenter's rights they may have under the California Code.

          (h) FIRPTA COMPLIANCE. The executed statement in the form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) previously delivered by the Company to Parent shall continue to be in full force and effect.

          (i) LEGAL PROCEEDINGS. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (j) TERMINATION OF PENSION PLAN. The Company shall have terminated the Company 401(k) Plan and no further contributions shall have been made to the 401(k) Plan. The

Company shall have provided to Parent (i) executed resolutions by the Board of Directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

          (k) AFFILIATE AND SHAREHOLDER AGREEMENTS. Each Company Affiliate shall have executed and delivered to the Company and Parent a Company Affiliate Agreement in the form attached hereto as EXHIBIT I, and such agreement shall be in full force and effect.

          (l) EMPLOYEES. The employees of the Company set forth on SCHEDULE 6.3(l) shall continue to be employed by the Company at the Closing (and shall not have given any notice or other indication that they are not willing to be employed by Parent or a Subsidiary of Parent (as Parent shall designate), following the Merger.

          (m) QUALIFICATION AS A PRIVATE PLACEMENT. Each of the shareholders of the Company who is an "accredited investor" shall have delivered an executed copy of the Shareholder Certificate, and Parent shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to SECTION 1.6(a) are issuable without registration pursuant to
Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

          (n) CERTAIN WAIVERS. The holders of all Company Convertible Promissory Notes which are not by their own terms convertible into Company Capital Stock upon or prior to the consummation of the Merger shall have delivered to Parent written waivers, in form reasonably satisfactory to Parent, waiving any provisions of such notes requiring or purporting to require payment in cash of the amounts due thereunder as a result of the Merger and accepting the consideration provided by SECTION 1.6 of this Agreement in lieu of payment in cash; and the holders of all outstanding shares of Company Preferred Stock immediately prior to the Effective Time shall have executed and delivered waivers to Parent and the Company, in form reasonably acceptable to Parent, accepting the consideration provided by SECTION 1.6 of this Agreement in lieu of any other consideration that might be claimed by any such holder pursuant to the Company Restated Articles and unconditionally and irrevocably waiving and releasing all right or claim that such holder might have or assert in respect of such consideration pursuant to the provisions of Section 2(c) of the Company Restated Articles relating to payment in cash and the provisions of Section 2(c)(iv) of the Company Restated Articles relating to the "Effect of Noncompliance." Sufficient outstanding shares of Company Preferred Stock shall have been converted into Company Common Stock such that a majority of the outstanding Company Capital Stock shall be Company Common Stock.

          (o) LOCK-UP AGREEMENTS. Each of holder Equity Equivalents who is a party to a security issuance agreement that includes a lock-up provision shall have entered into a lock-up agreement in the form attached hereto as EXHIBIT L.

                                    ARTICLE 7
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

     7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company (whether pursuant to SECTION 5.3 or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in ARTICLE 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for the Audit Representations, which shall survive the Merger and continue until the Audit Expiration Date, the representations and warranties of the Company in this Agreement, all covenants and agreements of the Company which by their terms are to be performed on or prior to the Closing Date, all representations and warranties of Parent and Merger Sub, and all covenants and agreements of Parent and Merger Sub which by their terms are to be performed on or prior to the Closing Date, contained in this Agreement or in any certificate delivered pursuant to SECTION 6.2(c) or
SECTION 6.3(c) of this Agreement shall survive the Merger and continue until the General Expiration Date.

     7.2 ESCROW PROVISIONS.

          (a) ESTABLISHMENT OF THE ESCROW FUND. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of Parent Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Parent following the Effective
Time), such deposit to constitute the "ESCROW FUND" to be governed by the terms set forth herein. Notwithstanding any other provision of this Agreement to the contrary, it is agreed that such terms may be changed, with the consent of Parent and the Shareholders' Agent (which consent shall not be unreasonably withheld), as necessary from time to time to comply with then current interpretations of the requirements of paragraph 47(g) of APB Opinion No. 16, Interpretation 30 of APB 16 issued by the AICPA, and the interpretations of the staff of the SEC to the extent such interpretations shall apply to the transactions contemplated by this Agreement. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under SECTION 1.6.

          (b) INDEMNIFICATION. Subject to the limitations set forth in this
Article VII, if the Merger is consummated, the Company's shareholders at the Effective Time shall indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees, agents, Affiliates or Associates (the "INDEMNIFIED PERSONS"), directly or indirectly, for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by the Indemnified Persons, directly or indirectly, as a result of any inaccuracy, breach or default in connection with any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Company Disclosure Schedule, any Schedule to this Agreement or any Ancillary Agreement, including (without limitation) any inaccuracy, breach or default in connection with an Identified Risk.

          (c) RECOURSE TO THE ESCROW FUND. The Escrow Amount shall be available as security for the indemnification obligations of the Company's shareholders. The Escrow Amount shall serve as an absolute limitation on liability of the Company, or the Company's officers, directors, employees, shareholders, Affiliates or Associates for any Losses, provided, however, that this limitation shall not apply to Losses that are related to an Identified Risk or the result of fraud. Notwithstanding the foregoing, nothing in this agreement shall be construed to limit the amount which may be recovered by the Indemnified Persons from the Company shareholders through the indemnity provided by Section 7.2 or through any other remedy as a result of Losses relating to an Identified Risk or in the event of fraud. Recovery from the Escrow Fund as provided in this Article 7 shall be the Indemnified Persons' sole and exclusive remedy for Losses other than Losses relating to an Identified Risk or fraud.

             (i) No investigation made by or on behalf of Parent with respect to the Company shall be deemed to affect Parent's reliance on the representations, warranties, covenants and agreements made by the Company contained in this Agreement and shall not be waiver of Parent's rights to indemnity as herein provided for the breach or inaccuracy of, or failure to perform or comply with, any of the Company's representations, warranties, covenants or agreements under this Agreement. All representations and warranties set forth in this Agreement shall be deemed to have been made again by the Company at and as of the Closing. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto or any delay or failure on the part of any party in exercising any rights hereunder or at law in equity, and no investigation by any party hereto shall operate as a waiver of any rights of such party.

             (ii) Subject to the limitations provided in this ARTICLE 7, the shareholders of the Company shall have liabilities and obligations of Losses (as defined herein) under this ARTICLE 7 only with respect to claims submitted or notice of claims provided during the time period of survivability of the specific representation, warranty, covenant or agreement as set forth below in
Section 7.2(d). Notwithstanding the expiration date of the representations, warranties, covenants and agreements set forth herein, if Parent shall notify in writing the Depositary Agent with respect to the submission of a claim during the time period of survivability of such representation, warranty, covenant or agreement in conformity with the terms of the Escrow Agreement, such liability or obligation of Losses shall continue in full force and effect until those claims timely made are finally resolved.

             (iii) Notwithstanding the foregoing, Parent may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 7.2(f)(i) below) identifying Losses the aggregate amount of which exceeds $100,000 has been delivered to the Depositary Agent as provided in Section 7.2(c) below and such amount is determined pursuant to this ARTICLE 7 to be payable, in which case Parent shall receive shares equal in value to the full amount of Losses (including the first $100,000); provided, however, that except in the case of Losses resulting from an Identified Risk or from fraud, Parent shall not receive more than the number of shares of Parent Common Stock placed in the Escrow Fund.

          (d) ESCROW PERIOD; DISTRIBUTION OF ESCROW FUND UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5 p.m., Pacific Time, on the

General Expiration Date (the period of time from the Effective Time through and including the General Expiration Date is referred to herein as the "ESCROW PERIOD"); and upon the General Expiration Date all shares of Parent Common Stock remaining in the Escrow Fund shall promptly be distributed as set forth in the last sentence of this SECTION 7.2(d). Parent shall promptly notify the Depositary Agent of the Audit Expiration Date once such date is established. Upon termination of the Escrow Period the Depositary Agent shall promptly deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Notwithstanding any provision to the contrary herein, no shares of Parent Common Stock in the Escrow Fund shall be distributed to the Company Shareholders prior to the General Expiration Date. Deliveries of shares of Parent Common Stock remaining in the Escrow Fund to the Company Shareholders pursuant to this SECTION 7.2(d) shall be made ratably in proportion to their respective contributions to the Escrow Fund and Parent shall use all requisite commercially reasonable efforts to have such shares delivered as promptly as possible after such resolution. Upon termination of the Escrow Period, subject to Section 7.2(f) below, Parent and the Shareholders' Agent will together notify the Depositary Agent in writing that the Escrow Fund may be distributed and the allocation of such distribution. The Depositary Agent will not have any liability in respect thereof, but shall be fully protected in relying on such notice.

          (e) PROTECTION OF ESCROW FUND.

             (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

             (ii) Any shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by Parent ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Parent Common Stock on the record date set for any such dividend.

             (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). Notwithstanding the foregoing, the Depositary Agent shall have no duty or obligation to monitor or take any action with respect to the foregoing paragraph.

          (f) CLAIMS UPON ESCROW FUND.

             (i) Upon receipt by the Depositary Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will pay or accrue a Loss, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any

Ancillary Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related and the number of shares of Parent Common Stock to be delivered to Parent in respect of such Losses, the Depositary Agent shall, subject to the provisions of SECTION 7.2(g) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. Notwithstanding the foregoing, where the basis for an claim upon the Escrow Fund by Parent is that Parent reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Escrow Fund for such Loss unless and until such Loss is actually paid or accrued.

             (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
SECTION 7.2(f)(i), the shares of Parent Common Stock shall be valued at the price per share of the Common Stock of Parent on the Closing Date.

          (g) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Parent of any Parent Common Stock or other cash or property held in the Escrow Fund pursuant to SECTION 7.2(f) hereof unless the Depositary Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with SECTION 7.2(f) hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period.

          (h) RESOLUTION OF CONFLICTS; ARBITRATION.

             (i) In case the Shareholders' Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

             (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators, one (1) selected by Parent and one (1) selected by the Shareholders' Agent, and the two (2) arbitrators selected by Parent and the Shareholders' Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three
(3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in SECTION 7.2(f) hereof, the Depositary Agent shall be entitled to act, and shall incur no liability in acting, in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

             (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the county of Santa Clara, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this SECTION 7.2(h), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Shareholders' Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

         (i) SHAREHOLDERS' AGENT; POWER OF ATTORNEY.

             (i) In the event that the Merger is approved by the shareholders of the Company, effective upon such vote, and without further act of any shareholder, Robert Obuch shall be appointed as agent and attorney-in-fact (the "SHAREHOLDERS' AGENT") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the California Code), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than ten (10) business days prior written notice to Parent and the Depositary Agent; PROVIDED, HOWEVER, that the Shareholders' Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted Shareholders' Agent. Any vacancy in the position of Shareholders' Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his services. After the Effective Time, Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the shareholders of the Company.

             (ii) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment.

             (iii) The Shareholders' Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          (j) ACTIONS OF THE SHAREHOLDERS' AGENT. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Depositary Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every such shareholder of the Company. The Depositary Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          (k) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim (a "THIRD PARTY CLAIM") which Parent reasonably expects may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any Third Party Claim; PROVIDED, HOWEVER, that if Parent settles any Third Party Claim without the Shareholders' Agent's consent (which consent shall not be unreasonably withheld or delayed), Parent may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement.

          (l) DEPOSITARY AGENT'S DUTIES.

             (i) The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and with the consent of the Depositary Agent, which consent shall not be unreasonable withheld, as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act taken, suffered or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

             (ii) The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall be fully protected and shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

             (iii) The Depositary Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

             (iv) The Depositary Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

             (v) In performing any duties under the Agreement, the Depositary Agent shall not be liable to any Person for any damages, losses, liabilities, penalties, claims, settlements, judgments, costs or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent (each as may be finally determined by a court of competent jurisdiction). The Depositary Agent shall not incur any such liability for any action taken, suffered or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. Anything to the contrary notwithstanding, in no event shall the Depositary Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary Agent has been advised of the likelihood of such loss or damage. Except for liability resulting from willful misconduct or gross negligence on the part of the Depositary Agent, any liability of the Depositary Agent under this Agreement will be limited to the amount of fees paid by the Parent to the Depositary Agent.

             (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

             (vii) Parent, the Company, Merger Sub and their respective successors and assigns agree jointly and severally to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with its acceptance and the performance of the Depositary Agent's duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter. The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Escrow Account. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Parent.

             (viii) The Depositary Agent may resign at any time upon giving at least 30 days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: Parent and the Shareholders' Agent shall use their commercially reasonable efforts to mutually agree on a successor depositary agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California or to petition a court of competent jurisdiction to appoint a successor Depositary agent. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as depositary agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

          (m) FEES. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Parent in accordance with the fee schedule that will be attached to this Agreement prior to the Closing as EXHIBIT K. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms (which is consented to by the Depositary Agent, such consent not to be unreasonably withheld), or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER


     8.1 TERMINATION. Except as provided in SECTION 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual written agreement of the Company, Parent and Merger Sub;

          (b) by Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5 p.m. (Pacific Time) on a date which is ten (10) business days following the date hereof (PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal.

     8.2 EFFECT OF TERMINATION. In the event of a valid termination of this Agreement as provided in SECTION 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; PROVIDED, HOWEVER, that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER that, the provisions of SECTIONS 5.4, 5.5, 8.2 AND ARTICLE 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                           IF TO PARENT OR MERGER SUB TO:

                           Kana Communications, Inc.
                           740 Bay Road
                           Redwood City, CA  94063
                           Facsimile No.:   (650) 474-8501
                           Attn: President and Chief Executive Officer and
                           Attn: General Counsel
                           with a copy to:

                           Brobeck, Phleger & Harrison, LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94303
                           Facsimile No.:  (650) 496-2885
                           Attn:  David A. Makarechian, Esq.

                           IF TO THE COMPANY, TO:

                           NetDialog, Inc.
                           2755 Campus Drive, #350
                           San Mateo, CA 94403
                           Facsimile No.:  (650) 372-1204
                           Attn: President and Chief Executive Officer

                           with a copy to:

                           Venture Law Group
                           2775 Sand Hill Road
                           Menlo Park, California 94025
                           Facsimile No.:  (650) 233-8386
                           Attn:  Elias Blawie, Esq.

                           IF TO THE DEPOSITARY AGENT, TO:

                           ChaseMellon Shareholders Services, L.L.C.
                           235 Montgomery Street
                           23rd Floor
                           San Francisco, CA 94104
                           Facsimile No.:  (415) 989-5241
                           Attn: Gloria Pouncil

                           IF TO THE SHAREHOLDERS' AGENT, TO:

                           Robert Obuch
                           BanAmerica Ventures
                           950 Tower Lane
                           Suite 700
                           Foster City, CA  94404
                           Facsimile No.:  (650) 378-6040

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this SECTION 9.1, be deemed given one business day following delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this SECTION 9.1, be deemed given one business day following facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this
SECTION 9.1, be deemed given on the third Business Day following mailing and
(iv) if delivered by overnight courier to the address as provided in this
SECTION 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this SECTION 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving five (5) days advance written notice specifying such change to the other parties hereto.

     9.2 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Parent Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

     9.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

     9.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.5 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under ARTICLE 7 or indemnification pursuant to SECTION 5.17 or upon the Company Shareholders as provided under Section 3.12.

     9.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7 HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California; provided, however, that all provisions regarding the rights, duties and obligations of the Depositary Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     9.10 CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 10
                                   DEFINITIONS

     10.1     DEFINITIONS.

          (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "ACTIONS OR PROCEEDINGS" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

     "AFFILIATE" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, or (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "AGGREGATE COMMON NUMBER" has the meaning ascribed to it in SECTION 1.6.

     "AGGREGATE SHARE NUMBER" has the meaning ascribed to it in SECTION 1.6.

     "AGREEMENT" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "ANCILLARY AGREEMENTS" has the meaning ascribed to it in SECTION 2.3.

     "APPROVAL" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

     "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "AUDIT EXPIRATION DATE" means the date of issuance of KPMG LLP's first audit report for the combined operations of Parent and the Company which report shall be issued in connection with the filing of the Parent annual report on Form 10-K for fiscal 1999.

     "AUDIT REPRESENTATIONS" means the representations and warranties of the Company relevant to the Company's audit.

     "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

     "BUSINESS COMBINATION" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party,
(ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

     "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     "BUSINESS OR CONDITION" means, with respect to Parent, the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of Parent and each of its Subsidiaries, taking Parent together with such Subsidiaries as a whole, and, with respect to the Company, the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company.

     "CALIFORNIA AGREEMENT OF MERGER" has the meaning ascribed to it in SECTION 1.2.

     "CALIFORNIA CODE" means the California Corporations Code and all amendments and additions thereto.

     "CERTIFICATES" has the meaning ascribed to it in SECTION 1.8(b).

     "CLOSING" means the closing of the transaction contemplated by SECTION 1.2.

     "CLOSING DATE" has the meaning ascribed to it in SECTION 1.2.

     "CLOSING PRICE" has the meaning ascribed to it in SECTION 1.6(a)(ii).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "COMMON STOCK EXCHANGE RATIO" has the meaning ascribed to it in SECTION
1.6.

     "COMPANY" has the meaning ascribed to it in the preamble to this Agreement.

     "COMPANY AFFILIATES" has the meaning ascribed to it in SECTION 5.10.

     "COMPANY AUTHORIZATIONS" has the meaning ascribed to it in SECTION 2.9.

     "COMPANY BALANCE SHEET" means the balance sheet included in the Company Financial Statements as of the Company Balance Sheet Date.

     "COMPANY BALANCE SHEET DATE" means October 31, 1999.

     "COMPANY CAPITAL STOCK" means the Company Common Stock and Company Preferred Stock.

     "COMPANY COMMON STOCK" has the meaning ascribed to it in SECTION 2.2.

     "COMPANY EMPLOYEE PLANS" has the meaning ascribed to it in SECTION 2.14(a).

     "COMPANY DISCLOSURE SCHEDULE" means a document of even date herewith delivered by or on behalf of the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in ARTICLE 2 of this Agreement or otherwise.

     "COMPANY FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION
2.4.

     "COMPANY 401(k) PLAN" means the Company's 401(k) Plan.

     "COMPANY OPTION" means any Option to purchase Company Capital Stock granted pursuant to the Company Stock Plan.

     "COMPANY PREFERRED STOCK" has the meaning ascribed to it in SECTION 2.2.

     "COMPANY RESTATED ARTICLES" means the Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of California on May 12, 1997, as amended on August 18, 1997, on December 10, 1997, on February 9, 1999, on November 24, 1999 and on November 29, 1999.

     "COMPANY RESTRICTED STOCK" means shares of Company Capital Stock which are subject to a repurchase option by the Company.

     "COMPANY SHAREHOLDERS" means the beneficial owners of all shares of Company Capital Stock or Equity Equivalents immediately prior to the Effective Time.

     "COMPANY SHAREHOLDER ACTION" means the written consent of the Company Shareholders holding at least 95% of the Company Capital Stock immediately prior to the Effective Time, to the Merger, this Agreement and the other agreement and transactions contemplated hereby and thereby.

     "COMPANY STOCK PLAN" has the meaning ascribed to it in SECTION 1.6(c)(i).

     "COMPANY CONVERTIBLE PROMISSORY NOTE" means each promissory note of the Company which is convertible into or exchangeable for shares of Company Common Stock, Company Preferred Stock or Company Equity Equivalents pursuant to the terms thereof prior to or at the Effective Time of the Merger.

     "COMPANY WARRANT" means each NetDialog Stock Purchase Warrant listed or required to be listed in SECTION 2.2 OF THE DISCLOSURE SCHEDULE and each other warrant to purchase Company Capital Stock (if any) listed or required to be listed in SECTION 2.2 OF THE DISCLOSURE SCHEDULE.

     "COMPETING PROPOSED TRANSACTION" has the meaning ascribed to it in SECTION 4.2.

     "CONFIDENTIAL INFORMATION" has the meaning ascribed to it in SECTION
2.11(f).

     "CONFIDENTIALITY AGREEMENT" has the meaning ascribed to it in SECTION 5.4.

     "CONTRACT" has the meaning ascribed to it in SECTION 2.26.

     "DELAWARE CERTIFICATE OF MERGER" has the meaning ascribed to it in SECTION 1.2.

     "DEPOSITARY AGENT" means ChaseMellon Shareholder Services, L.L.C. or such other institution as may be reasonably acceptable to Parent and the Company (if named prior to the Effective Time) or to Parent and the Shareholders' Agent (if named after the Effective Time).

     "DGCL" means the Delaware General Corporation Law.

     "DISSENTING SHARES" has the meaning ascribed to it in SECTION 1.7(a).

     "EFFECTIVE TIME" has the meaning ascribed to it in SECTION 1.2.

     "ENVIRONMENT" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

     "ENVIRONMENTAL LAW" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

     "EQUITY EQUIVALENTS" means securities (including Options to purchase any shares of Company Capital Stock or Parent Common Stock, as applicable) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other equity securities of the Company at the election of the holder thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" has the meaning ascribed to it in SECTION 2.14(a).

     "ESCROW AMOUNT" means ten percent (10%) of the Aggregate Share Number less the number of shares of Company Common Stock issuable pursuant to Company Options assumed by Parent hereunder, as such number may be adjusted according to the provisions of Section 7.2(c) and the number of shares that are subject to a repurchase right by the Company.

     "ESCROW FUND" has the meaning ascribed to it in SECTION 7.2(a).

     "ESCROW PERIOD" has the meaning ascribed to it in SECTION 7.2(d).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "EXCHANGE AGENT" means ChaseMellon Shareholder Services, L.L.C.

     "EXCHANGE RATIOS" means the Common Stock Exchange Ratio, the Preferred Stock Exchange Ratio and the Note Exchange Ratio.

     "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "GENERAL EXPIRATION DATE" means the first anniversary of the Closing Date.

     "GOOD FAITH CONSULTATION" with a Person's independent accountants, means consultation with such accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

     "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

     "HAZARDOUS MATERIAL" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

     "INCOME TAX" means any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign).

     "IDENTIFIED RISK" means those risks disclosed on SCHEDULE A.

     "INDEBTEDNESS" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

     "INFORMATION STATEMENT" has the meaning ascribed to it in SECTION 5.1(a).

     "INTELLECTUAL PROPERTY" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any party.

     "INVESTORS' RIGHTS AGREEMENT" means the Fourth Amended and Restated Investors' Rights Agreement dated as of August 13, 1999 by and among Parent and the Investors set forth on Schedules A and B thereto.

     "IRS" means the United States Internal Revenue Service or any successor entity.

     "LAW" or "LAWS" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

     "LICENSE" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

     "LOSS(ES)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value), expenses, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with the investigation or defense of any Third Party Claims, net of insurance proceeds received by Parent or the Company (without any adverse effect on premiums paid by Parent or the Company) or proceeds received by Parent by virtue of third party indemnification or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

     "MATERIAL" or "MATERIAL" means, with respect to any entity or group of entities, any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business (as it is now conducted or presently proposed to be conducted), prospects, operations or results of operations of such entity or group of entities.

     "MATERIAL ADVERSE EFFECT" means, with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business (as it is now conducted or presently proposed to be conducted), operations or results of prospects, operations of such entity and its subsidiaries, taken as a whole, PROVIDED that for purposes of SECTION 6.2(a) and SECTION 6.3(a), neither of the following, in and of themselves, shall constitute a Material Adverse
Effect: (i) changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the announcement of the transactions contemplated hereby (it being understood that in any controversy concerning the applicability of this clause (i) the party claiming the benefit of this clause
(i) shall have the burden of proof with respect to the elements of such clause), and (ii) changes or effects which are primarily and directly caused by Parent's refusal to consent to action requested to be taken by the Company which the Company (at the time of such request) certified to Parent was necessary, in the good faith judgment of the Company's Board of Directors, to avoid a Material Adverse Effect on the Company.

     "MERGER" has the meaning ascribed to it in Recital A.

     "MERGER SUB" has the meaning ascribed to it in the preamble to this Agreement

     "NASD" means the National Association of Securities Dealers, Inc.

     "NEW SHARES" has the meaning ascribed to it in SECTION 7.2(e)(ii).

     "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

     "NON-AUDIT REPRESENTATIONS" means all representations and warranties of the Company contained in Article II hereof which are not Audit Representations.

     "NON-COMPETITION AGREEMENT" has the meaning ascribed to it in SECTION
6.3(f).

     "NOTE EXCHANGE RATIO" has the meaning ascribed to it in SECTION 1.6.

     "NOTE SHARE NUMBER" has the meaning ascribed to it in SECTION 1.6.

     "OFFICER'S CERTIFICATE" has the meaning ascribed to it in SECTION
7.2(f)(i).

     "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

     "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "OTHER TAX" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

     "PARENT" has the meaning ascribed to it in the preamble to this Agreement.

     "PARENT AFFILIATE" has the meaning ascribed to it in SECTION 5.11.

     "PARENT COMMON STOCK" has the meaning ascribed to it in Recital C.

     "PARENT DISCLOSURE SCHEDULE: means descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Parent in ARTICLE 3 of this Agreement or otherwise.

     "PARENT FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION
3.3.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "POOLING OF INTERESTS" shall mean pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16.

     "PREFERRED SHARE NUMBER" has the meaning ascribed to it in SECTION 1.6.

     "PREFERRED STOCK EXCHANGE RATIO" has the meaning ascribed to it in SECTION 1.6.

     "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "REPRESENTATIVES" has the meaning ascribed to it in SECTION 4.2.

     "RESTRICTED STOCK PURCHASE AGREEMENT" means a Restricted Stock Purchase Agreement in one of the forms attached to the Company Stock Plan pursuant to which the Company has sold Company Restricted Stock or as may otherwise been entered into by the Company prior to the date of this Agreement.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "SEC DOCUMENTS" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to
Section 13(a) of the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SHAREHOLDERS' AGENT" has the meaning ascribed to it in SECTION 7.2(i)(i).

     "SHAREHOLDER CERTIFICATE" means the certificate of each Company Shareholder containing representations and warranties to the Parent regarding their investment qualifications and other matters relevant to determining whether the issuance of shares of Parent Common

Stock in consideration of the Merger is exempt from the registration requirements of the Securities Act and applicable state securities laws.

     "SOFTWARE" has the meaning ascribed to it in SECTION 2.32.

     "SUBSIDIARY" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

     "SUPPORT AGREEMENT" has the meaning ascribed to it in Recital D.

     "SURVIVING CORPORATION" has the meaning ascribed to it in SECTION 1.1.

     "TAX," "TAXES" and "TAXABLE" mean, as the context requires, (i) any Income Tax and/or Other Tax; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     "TAX RETURNS" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax, estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes.

     "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 7.2(k).

     "THIRD PARTY EXPENSES" has the meaning ascribed to it in SECTION 5.5.

     "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" has the meaning ascribed to it in SECTION 2.11(b).

     "YEAR 2000 COMPLIANT" has the meaning ascribed to it in SECTION 2.32.

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "HEREOF," "HEREIN," "HEREBY" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "ARTICLE" or "SECTION" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "INCLUDE," "INCLUDES" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "PARTY" or "PARTIES" when used herein refer to Parent and Merger Sub, on the one hand, and the Company, on the other.

          (c) When used herein, the phrase "TO THE KNOWLEDGE OF" any Person, "TO THE BEST KNOWLEDGE OF" any Person, "KNOWN TO" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, in each case after due and diligent inquiry of such directors, officers and other individuals.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company, and with respect to SECTION 7.2 only, the Shareholders' Agent and the Depositary Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

PARENT:                                KANA COMMUNICATIONS, INC.

                                       By:
                                          -------------------------------
                                          Name:
                                          President

COMPANY:                               NETDIALOG, INC.

                                       By:
                                          -------------------------------
                                          Name:
                                          President and Chief Executive Officer

MERGER SUB:                            KONG ACQUISITION CORP.

                                       By:
                                          -------------------------------
                                          Name:
                                          President

DEPOSITARY AGENT:                      CHASEMELLON SHAREHOLDER
                                       SERVICES, L.L.C., as Depositary Agent

                                       By:
                                          -------------------------------
                                          Its:

SHAREHOLDERS' AGENT:

                                       By:
                                          -------------------------------
                                          Robert Obuch, as Shareholders' Agent